UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant □

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material under Sec. 240.14a-12

Plantronics, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Enrique Lores Video Script for Poly Employees (March 2022)

Hello, everyone. I’m Enrique Lores, President and CEO of HP. I’m glad Dave invited me to say a few words. And I want to start by saying how excited I am about today’s news.

All of us at HP have the greatest respect for Poly. You are an incredible organization with a rich history of innovation. I get inspired when I look at all you have achieved. And I never get tired of hearing the story of Neil Armstrong speaking to the world from the surface of the moon using one of your headsets. You have literally changed the way people communicate. And together, we can do it again.

That’s why today is such an important day for both of our companies as we pursue the exciting opportunities ahead of us. And I believe we are entering a new period of innovation and growth, driven by the rise of the hybrid world.

This is a once-in-a-generation opportunity to redefine the way work gets done. To create technology that enables people to be seen, to be heard, and to feel connected. From any place. Anywhere in the world.

And I want to congratulate all of you for the work you are already doing to create this hybrid future. The products and solutions you are driving are integral to the future of work. And together, Poly and HP are going to create the hybrid experiences of tomorrow.

I’ve been with HP for over 32 years, starting as an engineering intern. I have had the opportunity to work in every part of the company. And I have never been more excited about our future.

The addition of Poly is one of the big reasons why. As I told the HP team today – we are not simply adding an incredible portfolio of technology. We are gaining an incredible group of people who share our passion for innovation and who will help us to build a stronger company.

A key ingredient of our success as a company has always been our people, and our commitment to working together, as a team, to drive growth and innovation. We cannot wait to welcome you to our team and harness the collective talent and expertise of both companies through the integration process to make us stronger together.

Thank you for all that you do, I look forward to the opportunity to talk and get to know all of you.

Bienvenidos!

Additional Information and Where to Find It

Poly, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the proposed acquisition of Poly (the “Transaction”). Poly plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Robert C. Hagerty, Marv Tseu, Kathy Crusco, Brian Dexheimer, Greggory Hammann, Guido Jouret, Talvis Love, Marshall Mohr, Daniel Moloney, Dave Shull and Yael Zheng, all of whom are members of Poly’s Board of Directors, and Chuck Boynton who is Poly’s chief financial officer, are participants in Poly’s solicitation. None of such participants owns individually in excess of 1% of Poly’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Poly’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Proxy Statement”), which was filed with the SEC on June 14, 2021. To the extent that holdings of Poly’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Poly will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT POLY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Poly with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Poly’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Poly with the SEC in connection with the Transaction will also be available, free of charge, at Poly’s investor relations website (https://investor.poly.com) or by contacting Poly’s Investor Relations at IR@poly.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; the anticipated benefits of the Transaction and other considerations taken into account by Poly’s Board of Directors in approving the Transaction; and expectations for Poly prior to and following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Poly’s assumptions prove incorrect, Poly’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied on a timely basis or at all, including the risk that the required approval from Poly’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction; possible disruption related to the Transaction to Poly’s current plans and operations, including through the loss of employees, customers and business partners; economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting Poly’s business, operations and financial performance;  the failure to realize anticipated benefits of the Transaction when expected or at all; and other risks and uncertainties detailed in the periodic reports that Poly files with the SEC, including Poly’s Annual Report on Form 10-K filed with the SEC on May 18, 2021, and Quarterly Reports on Form 10-Q filed with the SEC on July 30, 2021, October 28, 2021 and February 8, 2022, each of which may be obtained on the investor relations section of Poly’s website (https://investor.poly.com). All forward-looking statements in this communication are based on information available to Poly as of the date of this communication, and Poly does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.